UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 11, 2012 (March 16, 2012)

Q Lotus Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52595	14-1961383
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

500 North Dearborn Street, Suite 605, Chicago, IL 60654

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:  (312) 379-1800

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

A warrant to purchase up to 2,000,000 shares of our common stock for $1.75 per share was issued on March 16, 2012 to The Gary A Rosenberg Trust and such warrant is exercisable for five years from March 16, 2012.  The warrant may be exercised in whole or in part at any time before the expiration date. If the warrant is exercised in part before the expiration date, we shall provide the warrantholder with a new warrant representing the remaining shares.

A warrant to purchase up to 2,000,000 shares of our common stock for $1.75 per share was issued on March 16, 2012 to Frank Powers and such warrant is exercisable for five years from March 16, 2012.  The warrant may be exercised in whole or in part at any time before the expiration date. If the warrant is exercised in part before the expiration date, we shall provide the warrantholder with a new warrant representing the remaining shares.

Issuance of the warrants described above was not registered under the Securities Act of 1933, as amended (the Act”).  The issuance of the warrants was exempt from registration under the Act pursuant to Section 4(2) of the Act since the issuance of the warrants did not involve a public offering of securities.

Item 9.01	Financial Statements And Exhibits.

(c)           Exhibits.

3.10     Warrant issued to The Gary A Rosenberg Trust on March 16, 2012

3.11     Warrant issued to Frank Powers on March 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC.
(Registrant)

Date: June 11, 2012	By:	/s/ Gary A. Rosenberg
Gary A. Rosenberg
Chief Executive Officer